EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into WPS Resources Corporation's previously filed Registration Statement File Nos. 33-47172, 33-61991, 33-65167, 333-56918, 333-63101, 333-71990, 333-71992, 333-88525 and 333-93193, and Wisconsin Public Service Corporation's previously filed Registration Statement File Nos. 33-35050 and 333-71990.

/S/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 6, 2002